PLEASE DETACH, MARK THE FOR OR AGAINST BOX, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
EDUCATORS MUTUAL LIFE INSURANCE COMPANY REVOCABLE PROXY
a. Educators Mutual Life Insurance Company (“Educators”) members under those policies in force as of March 17, 2005.
b. Directors, officers, managers, and employees of Educators and IBSi, LLC, as of March 17, 2005, and as of the closing date and any person who served as a director of Educators after January 1, 1998.
c. Director, officers, managers and employees of Eastern Holding Company, LTD. (“EHC”) as of March 17, 2005 and asof the closing date.
d. Shareholders of EHC as of March 17, 2005.
e. Local Community – person residing in Lancaster County, Pennsylvania.
f. Licensed insurance producers as defined in the prospectus
g. Educators policyholders issued after March 17, 2005
h. General Public
_______ $_______
x  $10.00   =
Deadline: The Subscription Offering ends at 12:00 p.m., Pennsylvania Time, on _________, 2006. Your original Stock Order Form, properly executed and with the correct payment, must be received (not postmarked) at the stock information center by the deadline,
or it will be considered void. Faxes or copies of this form will not be accepted. Eastern Insurance Holdings, Inc.
reserves the right to accept or reject improper order forms.
Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated XXXXX xx, 2006 and understand I may not change or revoke my order once it is received by Eastern
Insurance Holdings, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Pennsylvania law prohibits any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. Eastern Insurance Holdings, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal
Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The subscription rights are non-transferable and are void at the end of the subscription period.
Signature: This order is not valid if the Stock Order Form is not both signed and properly completed.
Your order will be filled in accordance with the provisions of the Plan of Conversion as described in the prospectus. By signing this order form you also state that you have read the Risk Factors found on page xx of the prospectus which describes the risks involved with this investment.
Signature Date
Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)
The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Eastern Insurance Holdings, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock that cannot be answered on the back of this form, please consult your legal advisor or call the Stock
Information Center at (800) XXX-XXXX.
Office Use Only Date Rec’d ______ / ________ Check# _______________________ $______________________ Batch# ______________ Order #___________________ Category ___________
The minimum purchase is 25 shares ($250). Generally, no person may purchase more than 100,000 shares ($1,000,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 150,000 shares ($1,500,000). Payment for shares must be by check or money order payable to “Christiana Corporate Services, Inc.”. DO NOT MAIL CASH. For
additional information and limits, see “The Offering - Limitations on Common Stock Purchases” beginning on page xx of the prospectus.
Signature Date
Check if you are an Educators or EHC: Director Officer Employee
Individual Individual Retirement Account (IRA) Corporation
Joint Tenants Uniform Transfer to Minors Act Partnership
Tenants in Common Uniform Gift to Minors Act Trust - Under Agreement Dated _________________
Evening Telephone #
City                                                              State                        Zip Code                    County
Daytime Telephone # Address
SS# Name
SS# or Tax ID Name
SEND OVERNIGHT PACKAGES TO:
Eastern Insurance Holdings, Inc.
Attn: Stock Information Center
202 North Prince Street
Lancaster, PA 17608
(800) ___-_____
Purchaser Information (check the appropriate box that applies to you – check only one box)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby constitutes and appoints __________ and _____________, and each or any of them, with power of substitution in each, as proxies to represent the undersigned at the Special
Meeting of Eligible Members of Educators Mutual Life Insurance Company (the “Company”) to be held at __________________[address] on [day, date], at time], local time, and at any adjournments or postponements thereof, as fully as the undersigned would be entitled to vote, if then personally present, upon any matter which may properly come before the meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
THE PROPOSAL SET FORTH BELOW. THE UNDERSIGNED HEREBY REVOKES ANY PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT THE SPECIAL MEETING OR ANY
ADJOURNMENTS
THEREOF.
Name and Address will be imprinted here
The proxy will stand out by being a different color.
IMPORTANT:  PLEASE VOTE, SIGN AND DATE
ON REVERSE SIDE
STOCK
ORDER
FORM
Exhibit 99.1

Stock Order Form Ownership Guide
Stock Information Center (800) xxx-xxxx
All subscription orders are subject to the provisions of the Educators Mutual Life Insurance Company Plan of Conversion.
Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.
Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.
Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.
Individual Retirement Account - Stock may only be held in a self-directed IRA. Please contact your broker or self-directed IRA provider as quickly as possible to explore this option.
Registration for IRAs: On Name Line 1 - list the name of the broker or trust department followed by CUST or Trustee.
On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c #.
Address will be that of the broker/trust department to where the stock certificate will be sent.
The social security/tax I.D. number(s) will be either yours or your trustees, as they direct.
Please list your phone numbers, not that of your broker.
Uniform Gift and Transfer To Minors Acts - For residents of Pennsylvania and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors
Act.
For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual state. For either form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.
Instructions: On the first name line, print the first name, middle initial and last name of the custodian followed by abbreviation “CUST.” On the second name line print the first name, middle initial and last name of the minor followed by the notation UTMA-PA or UGMA-Other State.
List only the minor’s social security number.
Partnership/Corporation - Corporations/partnerships may purchase stock. Please provide the corporation/partnership’s legal name and
Tax I.D. number.
Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary.
Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.
EDUCATORS MUTUAL LIFE INSURANCE COMPANY REVOCABLE PROXY
The Proposal
That the Eligible Members of Educators Mutual Life Insurance Company do hereby approve the Plan of Conversion adopted by the Board of Directors on March 17, 2005, as amended effective June 9, 2005 and November 17, 2005, including as an integral part of such Plan of Conversion the acquisition by merger of Eastern Holding Company, Ltd.
pursuant to that certain Agreement and Plan of Reorganization by and among Eastern Insurance Holdings, Inc., Educators Mutual Life Insurance Company and Eastern Holding
Company, Ltd., dated March 17, 2005, and including also the amendment of the Articles of Incorporation of Educators Mutual Life Insurance Company as set forth in the Plan of
Conversion.
VOTE IN FAVOR OF THE PROPOSAL VOTE AGAINST THE PROPOSAL
IMPORTANT: Please sign exactly as your name is printed. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Signature _____________________________________Date:_______________, 2006
Signature  ____________________________________Date:_______________, 2006
PLEASE MARK THE “VOTE IN FAVOR” OR THE “VOTE AGAINST” BOX AND DATE, SIGN AND RETURN THIS PROXY IN THE PROXY RETURN POSTAGE PRE-PAID ENVELOPE.